Filed Pursuant to Rule 424(B)(3)
                                          Registration Statement No. 333-56651

PROSPECTUS SUPPLEMENT NO. 8
(To Prospectus Dated July 15, 1998)



                        FINANCIAL FEDERAL CORPORATION

                               $100,000,000

                4 1/2% Convertible Subordinated Notes Due 2005
              and Shares of Common Stock Issuable upon Conversion
                                  Thereof

     This Prospectus Supplement supplements information contained in that certain Prospectus dated July 15, 1998 (the "Prospectus") of Financial Federal Corporation relating to the potential sale from time to time of up to $100,000,000 aggregate principal amount of Notes and the Conversion Shares by the Selling Securityholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

     The following table supplements the information set forth in the Prospectus (as amended) under the caption "Selling Securityholders" with respect to the Selling Securityholders and the respective principal amounts of Notes and Conversion Shares beneficially owned by such Selling Securityholder that may be offered pursuant to the Prospectus:

                                   PRINCIPAL
                                     AMOUNT
                                    OF NOTES                    NUMBER OF
                                  BENEFICIALLY   PERCENTAGE    CONVERSION    PERCENTAGE OF
                                   OWNED THAT     OF NOTES     SHARES THAT   COMMON STOCK
             NAME                 MAY BE SOLD    OUTSTANDING   MAY BE SOLD    OUTSTANDING
-------------------------------   ------------   -----------   -----------   -------------
ADD:
BancBoston Robertson Stephens       2,200,000        2.2           72,953            *

* less than 1.0%


     All information in this Prospectus Supplement is as of February 18, 1999.



            The date of this Prospectus Supplement is February 22, 1999